DISTRIBUTOR AGREEMENT

This Distributor Agreement (the "Agreement") is entered into as of April 01, 2014, ("Effective Date"), by VAPETEK Inc. ("VAPETEK or the Company"), 7611 Slater Avenue, Unit H.,Huntington Beach, CA 92647 and ("Distributor") West Coast Vape Supply Inc having a place of business at 7611 Slater Avenue, Unit H.,Huntington Beach, CA 92647 and Distributor agree as follows:

1. DEFINITIONS. In this Agreement, the terms listed below have the following meanings:

(a) "Products" mean those retail atomizer products developed by VAPETEK listed in the price list attached as Exhibit A.

(b) "Market" means the geographical area and product market set forth. If the parties agree to include additional geographical areas or product markets in the Market during the term of this Agreement, they shall be added to Exhibit B.

(c) "Price" means the price to Distributor for the products set forth in Exhibit A. VAPETEK may, in its sole discretion, increase or decrease prices for the products upon giving the notice required by section 6(e).

2. APPOINTMENT AS A DISTRIBUTOR. VAPETEK appoints Distributor as a nonexclusive Distributor in the Market for Products made available to Distributor by VAPETEK from time to time for distribution by Distributor. Products developed by VAPETEK, including documentation and related materials (collectively " merchandise"). Distributor shall have the right, for the term and subject to the conditions of this Agreement, to sell limited licenses for the use of the merchandise, in the form and packaging supplied by VAPETEK, in the Market.

3. PURCHASE OF PRODUCTS. VAPETEK shall sell and the Distributor shall purchase Products at the Prices set forth in Exhibit A.

4. TERMS OF PAYMENT ORDERS AND DELIVERY.

(a) VAPETEK shall ship Products promptly upon receipt of Distributor's order and payment in full for the Products. Distributor shall pay for the Products in U.S. dollars by wire transfer or in such other manner as VAPETEK shall approve in advance of payment.

(b) Orders shall be shipped F.O.B. VAPETEK warehouse. All freight, insurance, duty, and taxes applicable to the sale of Products shall be paid by Distributor in addition to the current Price. However, no sales or use tax will be charged to Distributor if Distributor has previously supplied VAPETEK with appropriate tax exemption certificates in a form satisfactory to VAPETEK. The prices, terms and conditions stated in this Agreement shall apply to orders for Products by Distributor regardless of the provisions of Distributor's invoices, purchase orders or other business forms.

5. DUTIES OF DISTRIBUTOR. Distributor shall:

(a) Use its best efforts to sell and promote Products in the Market, including (i) attendance by Distributor at trade shows at which Distributor shall promote the Products, (ii) listing the Products in Distributor's product lists and Distributor's other marketing information, (iii) advertising the Products in trade journals, magazines, and other appropriate publications, and (iv) at VAPETEK request, translating and distributing VAPETEK press releases and other publicity and sales materials.

(b) Use its best efforts to protect copyrights, trademarks, and other proprietary rights of VAPETEK in the Products.

(c) Use its best efforts to offer technical support of the Products to its customers and to advise VAPETEK immediately if it is unable to respond to customer inquiries effectively.

(d) Comply with all applicable foreign (including, without limitation, the U.S Export Administration Act), federal, state, and local laws and ordinances in performing its duties under this Agreement and in any of its dealings with VAPETEK or the Products. Distributor agrees that it will not knowingly export or re-export any Products to Country Group Q, S, W, Y, or Z, Afghanistan, or the People's Republic of China unless prior export license or authorization is obtained from the United States Department of Commerce, if so required by U.S. export laws or regulations.

(e) Honor all product warranty and support policies established by VAPETEK from time to time relating to the Products.

(f) Require each end user of a Product sold through Distributor to return to Distributor a registration card showing the name, address, and telephone number of the end user and the serial number of the copy of the Product sold to that end user. Within 15 days of the end of each calendar month, Distributor shall furnish VAPETEK a list of all end users that have returned their registration cards to Distributor during that quarter. That list shall include, categorized by each Product distributed by Distributor, the name, address, and telephone number of each end user who returned a registration card, together with the serial number of the copy of the Product sold to such end user.

6. DUTIES OF VAPETEK. VAPETEK shall:

(a) Provide Distributor, under the terms of this Agreement, the opportunity to obtain reasonable quantities of the Products for distribution.

(b) Provide reasonable technical and service advice and consultation to Distributor by telephone, through the mails, or by facsimile transmission as Distributor reasonably requests. VAPETEK shall not have any obligation to provide technical and service advice or consultation or other support of any kind to Distributor's customers.

(c) After a new Product release, exchange any prior release of such Product in Distributor's inventory upon the request of Distributor. Distributor shall be responsible for shipping costs and insurance both ways. VAPETEK shall inform Distributor by prior written notice of VAPETEK's intention to release a new Product.

(d) VAPETEK shall apply for and actively pursue any export licenses required by U.S. law and regulations to permit Products delivered under this Agreement to be exported to Distributor for sale by Distributor in the Market.

(e) VAPETEK shall give 30 days prior written notice to Distributor of any changes in the Prices stated in Exhibit A.

7. NO RESALE PRICE RESTRICTIONS. The relationship established by VAPETEK and Distributor under this Agreement is that of VAPETEK appointing Distributor to sell limited licenses for the use of the Software. Neither Distributor nor its customers obtain title or ownership of the prodcut. Distributor is free to set any customer's price on the resale of the merchandise so long as Distributor pays VAPETEK the current Price and Distributor does not infringe on VAPETEK's copyrights, trademarks, or other proprietary interests.

8. WARRANTY BY VAPETEK TO DISTRIBUTOR. VAPETEK warrants to Distributor that, for a period of 90 days from date of shipment to Distributor, the products be free from defects under normal use. Cancellation or termination of this Agreement by either VAPETEK or Distributor shall void this warranty. VAPETEK's liability under this warranty is limited to the obligation to replace merchandise which Distributor has returned to VAPETEK at Distributor's expense within the applicable warranty period. All shipping and insurance costs both ways are the responsibility of Distributor. The warranties made under this Agreement do not include damage due to negligence, improper installation or operation, accident, or other conditions other than normal use which might cause the Products to fail.

DISTRIBUTOR AGREEMENT

THE WARRANTIES AND THE REMEDIES SET FORTH IN THIS SECTION 8 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED. EXCEPT AS SET FORTH IN THIS SECTION 8, VAPETEK MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING ANY OF THE PRODUCTS, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PRODUCTS IS WITH DISTRIBUTOR. VAPETEK DOES NOT ASSURE UNINTERRUPTED OPERATION OF THE PRODUCTS OR THAT THE PRODUCTS WILL MEET ANY PARTICULAR REQUIREMENTS OF DISTRIBUTOR OR ITS CUSTOMERS. IN NO EVENT WILL VAPETEK BE LIABLE TO DISTRIBUTOR OR ANY OTHER PERSON FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE ANY OF THE PRODUCTS, EVEN IF VAPETEK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY IN NO EVENT SHALL VAPETEK'S LIABILITY FOR DAMAGES EXCEED THE PRICE PAID BY DISTRIBUTOR FOR THE COPY OF THE PRODUCT WHICH GIVES RISE TO THE CLAIM.

9. NO MODIFICATION TO PRODUCTS. The Distributor may not modify, change, or alter any Product.

10. WARRANTIES BY DISTRIBUTOR TO CUSTOMER. Distributor shall make no representations and warranties to any of its customers with respect to any of the Products except for those expressly made by VAPETEK and included in the packaging with each of the Products or in any promotional literature provided by VAPETEK to Distributor. Distributor shall indemnify and hold VAPETEK harmless from all liabilities, damages, losses and expenses, including reasonable attorney fees and court costs, arising out of Distributor's failure to comply with its obligations under this Section

11. INFRINGEMENT. VAPETEK agrees to defend or settle at its option any action at law against Distributor to the extent arising from a claim that a permitted use of the Products under this Agreement infringes any patent, copyright, trademark or other intellectual property right, provided VAPETEK has control of such defense or settlement negotiations and Distributor gives VAPETEK prompt notice of any such claim and provide reasonable assistance in its defense. In the event of such a claim of infringement, VAPETEK, at its option, may provide Distributor with substitute Products reasonably satisfactory to Distributor to replace those Products then in Distributor's inventory or then on order by Distributor. VAPETEK will not be liable under this paragraph if the infringement arises (i) out of VAPETEK's compliance with Distributor's written instructions for the marketing, labeling, design or packaging of products or (ii) out of Distributor's activities after VAPETEK has notified Distributor that VAPETEK believes in good faith that Distributor's activities will result in such infringement. VAPETEK's liability to Distributor under this paragraph shall be limited to the price paid to VAPETEK by Distributor for the copy of the Product which gives rise to the claim. The foregoing states the entire liability of VAPETEK with respect to infringement of patents, copyrights, trademarks or other intellectual property rights. The provisions of this paragraph shall survive and continue after any expiration or termination of this Agreement.

12. TECHNICAL SUPPORT BY VAPETEK AND DISTRIBUTOR. VAPETEK shall offer Distributor technical training for the Products from time to time upon reasonable request from Distributor at VAPETEK's then-current charges for such training. Training will be at VAPETEK's offices unless VAPETEK, in its sole discretion, agrees to offer training at another location. Distributor shall pay all travel, food, lodging, and other costs incurred by its personnel or by VAPETEK in connection with such training.

13. MERCHANDISE RIGHTS PROTECTION. Distributor acknowledges that VAPETEK or its assigns owns all worldwide ownership rights, title and interest in and to the merchandise, including, but not limited to, all patents, copyrights, trade secrets, trademarks, inventions, listings and related user documentation, together with all revisions, modifications, alterations, and derivative works thereof in all forms. Distributor and its customers receive no title to any of the merchandise and may not copy any of the merchandise or related documentation. Title to the copyright in all of the merchandise is and shall remain

DISTRIBUTOR AGREEMENT

in VAPETEK. Distributor shall not infringe on the rights of VAPETEK and shall make every reasonable effort to protect the proprietary interest of VAPETEK. Distributor shall not disclose or distribute the merchandise, except as provided in this Agreement. Distributor shall not alter or remove any copyright notice or other notices of proprietary interest in merchandise supplied by VAPETEK.

14. ADVERTISING AND MARKETING. VAPETEK may from time to time, as VAPETEK determines, make available to Distributor marketing and advertising materials, exhibitions, sales aids, and marketing assistance. VAPETEK may charge for some or all of these materials or services. Distributor consents to the listing of its business name, address, and phone number in any of VAPETEK's advertising or product literature, as determined by VAPETEK in its sole discretion.

17. RELATIONSHIP OF PARTIES. The relationship between VAPETEK and Distributor shall at all times be that of supplier and distributor. Under no circumstances shall Distributor be considered as a representative or agent--of VAPETEK. Likewise, VAPETEK shall not be considered as a representative or agent of Distributor. Distributor shall have no right or authority to enter into any contractual obligations or make any representation in the name of or on behalf of VAPETEK.

18. TERM AND TERMINATION. This Agreement shall be effective for a term of one year from the Effective Date. It shall be automatically extended for further one-year terms unless either party gives written notice to the other at least 60 days before the expiration of the initial or any renewal term of the party's intent not to renew. VAPETEK may terminate this Agreement at any time and without prior notice in the event of a breach of the Agreement by Distributor. Any monies payable by Distributor to VAPETEK shall not be affected by termination or expiration of the Agreement. The provisions of this Agreement relating to (i) protection of VAPETEK's proprietary rights in the Products and (ii) warranty, technical and infringement issues shall survive expiration or termination of this Agreement for any reason

.

19. NONASSIGNABILITY. Neither this Agreement nor any rights or obligations of Distributor hereunder shall be assignable or transferable by Distributor, in whole or in part, by operation of law or otherwise, without the prior written consent of VAPETEK. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

20. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the principal business addresses designated at the beginning of this Agreement, or mailed by registered or certified mail, return receipt requested, postage prepaid, at the address set forth above, or to such other address or addresses as may be hereafter furnished by one party to the other party in compliance with the terms hereof. Notwithstanding the foregoing, VAPETEK may give notice of changes in Prices, delivery, product description, order procedures, or other procedures, or other routine events by way of printed materials or newsletter.

21. FORCE MAJEURE. VAPETEK shall not be liable for failure or delay in performance of any of its obligations hereunder if such delay or failure to perform is caused by circumstances beyond its control. Distributor shall be bound to accept any delayed shipment or delivery made within a reasonable time.

22. GOVERNING LAWS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, U.S.A. The parties consent that any legal action or proceeding with respect to this Agreement may be initiated in the courts of the State of California. By execution and delivery of this Agreement, the parties submit to and accept with regard to any such action or proceedings the jurisdiction of the Michigan courts. If any legal action or proceeding is initiated, the prevailing party shall be entitled to all attorney fees, court costs, and expenses in addition to any other relief to which such prevailing party may be entitled. THIS AGREE WELL NOT BE GOVERNED BY THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS OR BY THE PROVISIONS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE, THE APPLICATION OF WHICH IS EXPRESSLY EXCLUDED.

DISTRIBUTOR AGREEMENT

23. MISCELLANEOUS. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and terminates all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. This Agreement may not be modified or amended except by an instrument in writing executed by each of the parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, their agents or employees, but may be waived only by an instrument in writing signed by an officer of the waiving party. No waiver of any provision of this Agreement on one occasion shall constitute a waiver of any other provision or of the same provision on another occasion.

IN WITNESS WHEREOF, the undersigned parties have entered into this Agreement as of April 01, 2014, the date first above written.

VAPETEK Inc.

BY: ______________________
Andy Michael Ibrahim, Co-President

BY: ______________________
Alham Benyameen, Co-President

West Coast Vape Supply Inc.

BY: ______________________
Andy Michael Ibrahim, Co-President

BY: ______________________
Alham Benyameen, Co-President

DISTRIBUTOR AGREEMENT

EXHIBIT A


WestCoast
vapesupply

Products refer to the items generally available for sale by VAPETEK distributors.

A list of these Products and associated pricing is listed on the Reseller's Corner section of the VAPETEK web site at http://www.vapetek.com

DISTRIBUTOR AGREEMENT

EXHIBIT B
USA ONLY